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                                                                    EXHIBIT 11.1

                      JABIL CIRCUIT, INC. AND SUBSIDIARIES

                STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                             YEARS ENDED AUGUST 31,
                                                                     -------------------------------------
                                                                       1995 (1)     1996 (1)      1997 (1)
                                                                     ---------     ----------    ---------
Net income ......................................................    $   7,280     $   24,349    $  52,497
                                                                     =========     ==========    =========
Computation of weighted average common and common equivalent shares outstanding:
Common stock ....................................................       29,178         34,458       36,299
Options .........................................................        1,922          1,876        2,041
                                                                     ---------     ----------    ---------
Total number of shares used in computing per share
 amounts ........................................................       31,100         36,334       38,340
                                                                     =========     ==========    =========
Net income per share ............................................    $    0.23     $     0.67    $    1.37
                                                                     =========     ==========    =========

(1) On June 17, 1997 the Company's Board of Directors approved a two-for-one stock split of the Company's common stock, effected in the form of a 100% stock dividend to holders of record on July 8, 1997. Financial information presented above has been adjusted to reflect the impact of the common stock split for all periods presented.